HEATWURXAQ, INC.

VOTING AGREEMENT

THIS VOTING AGREEMENT is made and entered into as of April 15, 2011, by and among HeatwurxAQ, Inc., a Delaware corporation (the “Company”) and each holder of the Company’s Series A Preferred Stock, $0.001 par value per share (“Series A Preferred Stock”) listed on Schedule A and (together with any subsequent investors, or transferees, who become parties hereto as “Investors” pursuant to Sections 4.1 or 4.2 below, the “Investors”), and those certain stockholders of the Company listed on Schedule B hereto as the same may be amended from time to time to include transferees thereof (the “Key Holders” and, together with the Investors, collectively, the “Stockholders”).

RECITALS

A.

Concurrently with the execution of this Agreement, the Company and the Investors are entering into a Series A Preferred Stock Purchase Agreement and Senior Secured Notes Purchase Agreement (the “Purchase Agreement”) providing for the sale of shares of the Company’s Series A Preferred Stock and senior secured notes of the Company, and in connection with the Purchase Agreement the parties desire to provide the Investors and Key Holders with the right, among other rights, to designate the election of certain members of the board of directors of the Company (the “Board”) in accordance with the terms of this Agreement.

B.

The Amended and Restated Certificate of Incorporation of the Company (the “Charter”) provides that (a) the holders of record of the shares of the Company’s Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect three (3) directors of the Company (the “Series A Directors”), and (b) the holders of record of the shares of common stock of the Company, $0.001 par value (“Common Stock”), exclusively and voting together as a single class, shall be entitled to elect two (2) directors of the Company.

NOW, THEREFORE, the parties agree as follows:

AGREEMENT

1.

Voting Provisions Regarding Board of Directors.

1.1

Size of the Board.  Each Stockholder agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at five (5) directors.  For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock and Series A Preferred Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.2

Board Composition.  Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, the following persons shall be elected to the Board:

(a)

Three individuals, who together shall be the Series A Directors, designated by the holders of record of a majority of the shares of the Company’s Series A Preferred Stock, voting exclusively and as a separate class, who shall initially be Justin Yorke, John McGrain and Charles Kirby.

(b)

Two individuals, who together shall be the Common Directors, designated by the holders of record of two-thirds of the outstanding shares of the Company’s Common Stock, who shall initially be Larry C. Griffin and Richard Giles.

(c)

Notwithstanding the foregoing or any provision of the Charter or Bylaws to the contrary, after conversion of the Series A Preferred Stock into Common Stock (the “Converted Stock”), in lieu of the election of the Series A Directors as provided in clause (a) above and the Common Directors as provided in clause (b) above, the following persons shall be elected to the Board: (i) three individuals, who together shall continue to be designated as the Series A Directors, designated by the holders of record of a majority of the shares of Common Stock issued upon conversion of the Series A Preferred Stock (the “Converted Stock”), voting exclusively and as a separate class; and (ii) two individuals, who together shall be the Common Directors, designated by the holders of record of two-thirds of the outstanding shares of the Company’s Common Stock other than the Converted Stock.

(d)

To the extent that any of clauses (a), (b) and (c) above shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Company’s Charter.

For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any  venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.3

Failure to Designate a Board Member.  In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

1.4

Removal of Board Members.  Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a)

no director elected pursuant to Sections 1.2 or 1.3 of this Agreement may be removed from office unless (i) such removal is directed or approved by the affirmative vote of the Person, or of the holders of at least majority of the shares of stock, entitled under Section 1.2 to designate that director or (ii) the Person(s) originally entitled to designate or approve such director or occupy such Board seat pursuant to Section 1.2 is no longer so entitled to designate or approve such director or occupy such Board seat;

(b)

any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 1.2 or 1.3 shall be filled pursuant to the provisions of this Section 1; and

(c)

upon the request of any party entitled to designate a director as provided in Section 1.2 to remove such director, such director shall be removed.

All Stockholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.  So long as the stockholders of the Company are entitled to cumulative voting, if less than the entire Board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect such director if then cumulatively voted at an election of the entire Board.

1.5

No Liability for Election of Recommended Directors.  No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

2.

Remedies.

2.1

Covenants of the Company.  The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement.  Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

2.2

Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached.  Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

2.3

Remedies Cumulative.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.

Term.  This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) the consummation of the Company’s first underwritten public offering of its Common Stock (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction); (b) the consummation of a Sale of the Company (as defined below) and distribution of proceeds to or escrow for the benefit of the Stockholders in accordance with the Charter; or (c) termination of this Agreement in accordance with Section 4.8 below.  For the purposes of this Agreement, a “Sale of the Company” shall mean either (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company or (b) a transaction that qualifies as a “Deemed Liquidation Event” as defined in the Charter.

4.

Miscellaneous.

4.1

Additional Parties.  Notwithstanding anything to the contrary contained herein, if the Company enters into an agreement with any Person to issue shares of capital stock to such Person, following which such Person shall hold Shares constituting two percent (2%) or more of the Company’s then outstanding capital stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised and/or converted or exchanged), then the Company shall require such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing and delivering (i) the Adoption Agreement attached to this Agreement as Exhibit A, or (ii) a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as a Stockholder hereunder.  In either event, each such person shall thereafter be deemed a Stockholder for all purposes under this Agreement.

4.2

Transfers.  Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A.  Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be an Investor and Stockholder.  The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 4.2.  Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 4.12.

4.3

Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.4

Governing Law.   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

4.5

Counterparts; Facsimile.  This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.6

Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.7

Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or:  (a) personal delivery to the party to be notified, (b) when sent, if sent by  electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on Schedule A or Schedule B hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 4.7.

4.8

Consent Required to Amend, Terminate or Waive.   This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company, (b) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the shares of Series A Preferred Stock held by the Investors (voting as a single class and on an as-converted basis), and (c) the holders of two-thirds of the shares of Common Stock held by the Key Holders.  Notwithstanding the foregoing:

(a)

this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment, termination or waiver applies to all Investors in the same fashion;

(b)

Section 1.2(a) shall not be amended, waived or terminated without the written consent of Investors holding a majority of the Series A Preferred Stock then outstanding; and

(c)

any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.

The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any party that did not consent in writing thereto.  Any amendment, termination or waiver effected in accordance with this Section 4.8 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver.

4.9

Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.10

Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

4.11

Entire Agreement. This Agreement (including the Exhibits hereto), and the Charter and the other Transaction Agreements (as defined in the Purchase Agreement) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

4.12

Legend on Share Certificates.  Each certificate representing any Shares issued after the date hereof shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates evidencing the Shares issued after the date hereof to bear the legend required by this Section 4.12 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Shares upon written request from such holder to the Company at its principal office.  The parties to this Agreement do hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by this Section 4.12 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

4.13

Stock Splits, Stock Dividends, etc.  In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 4.12.

4.14

Manner of Voting.  The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

4.15

Further Assurances.  At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

4.16

Dispute Resolution.   Any unresolved controversy or claim arising out of or relating to this Agreement, except as (i) otherwise provided in this Agreement, or (ii) any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA.  The arbitration shall take place in Salt Lake City, Utah, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof.  There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause.  The arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.  The prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

4.17

Aggregation of Stock.  All Shares held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMPANY:

COMPANY:

HEATWURXAQ, INC.

By: /s/ Larry Griffin

Title: CFO, President

INVESTORS:

SAN GABRIEL FUND, LLC

By: /s/ Justin Yorke

Title: Manager

JMW FUND, LLC

By: /s/ Justin Yorke

Title: Manager

By: ______________________________________

Title: _____________________________________

[_____]

By: ______________________________________

Title: _____________________________________

KEY HOLDERS:

/s/ Larry C. Griffin

Larry C. Griffin

/s/ David J. Eastman

David J. Eastman

/s/ Richard Giles

Richard Giles

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

SCHEDULE A

INVESTORS

Name of Investor

Number of Shares of Series A Preferred Stock

San Gabriel Fund, LLC

225,000

4 Richland Place

Pasadena, CA 91103

Attn:  Justin Yorke

JMW Fund, LLC

225,000

4 Richland Place

Pasadena, CA 91103

Attn:  Justin Yorke

[Name]

[Name]

SCHEDULE A

SCHEDULE B

KEY HOLDERS

Name of Key Holder

Number of Shares of Common Stock Held

Larry C. Griffin

100,000

David J. Eastman

100,000

Richard Giles

200,000

SCHEDULE B

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on ___________________, 20__, by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement dated as of April 15, 2011 (the “Agreement”), by and among the Company and certain of its Stockholders, as such Agreement may be amended or amended and restated hereafter.  Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement.  By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1

Acknowledgement.  Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”), for one of the following reasons (Check the correct box):

☐

as a transferee of Shares from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐

in accordance with Section 4.1 of the Agreement, as a new party who is not a new Investor, in which case Holder will be a “Stockholder” for all purposes of the Agreement.

1.2

Agreement.  Holder hereby (a) agrees that the Stock, and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3

Notice.  Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:

ACCEPTED AND AGREED:

By:

HEATWURXAQ, INC.

Name and Title of Signatory

Address:

By:

Title:

Facsimile Number:

EXHIBIT A